UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2011

ACCURIDE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32483	61-1109077
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7140 Office Circle, Evansville, IN	47715
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.  Entry into a Material Definitive Agreement.

On June 20, 2011, Accuride Corporation, (the “Company”) entered into, and consummated the acquisition contemplated by, an Asset Purchase Agreement (the “Agreement”), pursuant to which the Company’s subsidiary, Accuride EMI, LLC (“Buyer”), acquired substantially all of the assets and assumed certain liabilities of Forgitron Technologies LLC (“Seller”), a manufacturer and supplier of aluminum wheels for commercial vehicles.  Pursuant to the Agreement, Buyer purchased the acquired assets for a purchase price of $22,000,000 in cash, subject to a working capital adjustment.  Of that cash purchase price, $1 million was placed into a one year escrow securing the indemnification obligations of Seller to the Buyer. Under the terms of the Agreement, Buyer and the Company agreed to abide by certain covenants, including a covenant not to solicit certain individuals affiliated with Seller’s parent, and Seller’s parent agreed to abide by certain covenants, including covenants not to compete and not to solicit employees for a period of five years and the guaranty of Seller’s performance of its obligations under the Agreement.

The foregoing description of the Agreement is a summary of, and does not purport to be a complete statement of, the Agreement or the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the full text of the Agreement, which is filed herewith as Exhibit 99.1 and incorporated herein by reference.  The Agreement is filed to provide investors with information regarding its terms but is not intended to provide any other factual information about the Company, Buyer, Seller or Seller’s Parent. The Agreement contains representations and warranties made only for the purposes of the Agreement solely for the benefit of the parties thereto, and are not intended to be and should not be relied upon by any other person. These representations and warranties should not be treated as establishing matters of fact, but rather as a way of allocating risk between the parties. Moreover, certain of the representations and warranties may be subject to limitations agreed upon by the parties to the Agreement and are qualified by information in confidential disclosure schedules. These representations and warranties may apply standards of materiality in a way that is different from what may be material to investors, and were made only as of the date of the Agreement or such other date or dates as may be specified in the Agreement and are subject to more recent developments. Accordingly, investors are not third party beneficiaries under the Agreement and should not rely on the representations and warranties in the Agreement as characterizations of the actual state of facts.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

99.1                     Asset Purchase Agreement among Accuride EMI, LLC, Accuride Corporation, Forgitron Technologies LLC, and Kamylon Partners TBG, LLC, dated June 20, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION
Date:	June 21, 2011
/s/ Stephen A. Martin
Stephen A. Martin
Senior Vice President / General Counsel